                                                                  Exhibit (4)(f)


                             LIMITED TERM EXTENSION
                             ----------------------

         This Limited Term Extension ("Extension") is entered into this 13th day of February, 1998 between National Auto Credit, Inc. ("National"), as borrower, NAC, Inc. and NAC Investment Company, as guarantors, The First National Bank of Chicago ("First Chicago"), Morgan Guaranty Trust Company of New York ("Morgan"), The Bank of New York ("BNY"), First Union National Bank ("First Union"), The Huntington National Bank ("Huntington"), Allstate Life Insurance Company ("Allstate"), Connecticut General Life Insurance Company (on behalf of itself and one or more separate accounts, collectively "Connecticut General"), Principal Mutual Life Insurance Company ("Principal Mutual"), New York Life Insurance Company ("New York Life"), New York Life Insurance and Annuity Corporation ("New York Annuity"), Lincoln National Life Insurance Company ("Lincoln National") and Lincoln Life & Annuity Company of New York ("Lincoln Life"), as lenders, and NBD Bank, ("NBD") as issuer of letters of credit.


                                   DEFINITIONS
                                   -----------

         When used herein, the following terms shall have the following meanings:

         "AGENT" means First Chicago in its capacity as Administrative Agent under the Credit Agreement.

         "BANKS" means First Chicago, Morgan, BNY, First Union and Huntington.

         "COMMITMENTS" shall have the meaning ascribed to such term in the Credit Agreement.

         "CREDIT AGREEMENT" means that certain Long-Term Credit Agreement dated as of April 21, 1997 among National and the Banks.

         "CREDIT AGREEMENT OBLIGATIONS" means the "Lender Obligations" as defined in the Credit Agreement.

         "DELOITTE" means the public accounting firm of Deloitte and Touche, L.L.P.

         "EXTENSION DEFAULT" means (i) all "Defaults" as defined in the Credit Agreement, (ii) all "Defaults" as defined in the Note Purchase Agreement, (iii) any reconstitution, suspension or disbandment of the Special Committee which precedes issuance of the Special Committee Report, (iv) any abandonment, interruption or disruption in the conduct of the Special Committee Investigation or in the preparation of the Special Committee Report, (v) National's failure to comply with any term or provision of this Limited Term Extension, or (vi) any demand upon National for payment or attempt to collect outstanding indebtedness by Brown Brothers Harriman & Co.


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         "EXTENSION TERMINATION DATE" means the earliest to occur of (i) March
6, 1998, (ii) the occurrence of an Extension Default, and (iii) the fifth business day after the Special Committee Report is delivered to the Banks and Insurance Companies.

         "FLOATING RATE" shall have the meaning ascribed to such term in the Credit Agreement.

         "INSURANCE COMPANIES" means Allstate, Connecticut General, Principal Mutual, New York Life, New York Annuity, Lincoln National and Lincoln Life.

         "LENDERS" means the Banks and the Insurance Companies.

         "LENDER OBLIGATIONS" means the Credit Agreement Obligations and the Note Obligations.

         "LETTER AGREEMENT" means that certain letter agreement dated as of February 5, 1998 between National and the Banks.

         "LETTERS OF CREDIT" means three irrevocable letters of credit in the face amounts of $300,000, $250,000 and $1,000,000 issued by NBD for the account of National with designated beneficiaries of Great America Lender Services, Dealer Assurance Co., and Virginia Surety Co., Inc., respectively.

         "LOAN" shall have the meaning ascribed to such term in the Credit Agreement.

         "MAKE-WHOLE OBLIGATION" means the "Make-Whole Amount" as defined in
Section 8.6 of the Note Purchase Agreement, together with all interest accrued thereon.

         "NBD" means NBD Bank, N.A.

         "NOTE OBLIGATIONS" means all obligations, including the "Make Whole Amount", owed to the Insurance Companies by National pursuant to the terms of the Note Purchase Agreement and the Notes.

         "NOTE PURCHASE AGREEMENT" means that certain Note Purchase Agreement dated as of April 21, 1997 between National and the Insurance Companies (or their predecessors in interest).

         "NOTES" shall have the meaning ascribed to such term in the Note Purchase Agreement.

         "PRINCIPAL OBLIGATIONS" means the sum of (i) the outstanding principal obligations owed to the Banks under the Credit Agreement, (ii) the outstanding principal obligations (excluding all Make-Whole Obligations) owed to the Insurance Companies under the Notes, and (iii) the Reimbursement Obligation; provided, however, that if the Letters of Credit expire without having been drawn or are returned to NBD undrawn, Principal Obligations shall not include the Reimbursement Obligation.


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         "PRO RATA" means (i) with respect to each Lender, a fraction, the numerator of which equals the Principal Obligations owed to such Lender and the denominator of which equals all Principal Obligations, and (ii) with respect to NBD, a fraction, the numerator of which equals the Reimbursement Obligation and the denominator of which equals all Principal Obligations.

         "REIMBURSEMENT OBLIGATION" means the sum of (i) National's obligation to reimburse NBD for draws on the Letters of Credit, and (ii) the aggregate undrawn face amount of the Letters of Credit.

         "ROLLOVER LOANS" means Loans totalling $10 million which, pursuant to the Letter Agreement, mature on February 13, 1998.

         "SENIOR OBLIGATIONS" means the Reimbursement Obligation and all Lender Obligations, except for Make-Whole Obligations.

         "SPECIAL COMMITTEE" means the special committee of outside directors formed by National's board of directors for the purpose of, inter alia, investigating the information provided by Deloitte with respect to National's financial statements.

         "SPECIAL COMMITTEE INVESTIGATION" means the investigation of the reportable conditions identified by Deloitte which is currently being conducted by the Special Committee.

         "SPECIAL COMMITTEE REPORT" means the final written report that the Special Committee will issue after concluding the Special Committee Investigation.

         "TAX NOTES" means the promissory note in the original principal amount of $141,000 with a payment due date of February 27, 1998, which was executed by National in connection with its investments in certain low income housing limited partnerships.


                                    RECITALS
                                    --------

                  WHEREAS, National presently owes (i) $38 million in Principal Obligations on Loans extended by the Banks pursuant to the Credit Agreement, and
(ii) $45 million in Principal Obligations on loans extended by the Insurance Companies pursuant to the terms of the Note Purchase Agreement and Notes.

                  WHEREAS, on January 12, 1998, National's auditors, Deloitte, notified National of the existence of 5 reportable conditions relating to National's internal controls and accounting. Thereafter, on January 16, 1998, Deloitte resigned its audit engagement.

                  WHEREAS, on January 16, 1998, the Special Committee was formed for the purpose of, inter alia, investigating the information provided by Deloitte with respect to National's financial statements.

                  WHEREAS, pursuant to the terms of the Letter Agreement, (i) all Commitments have been terminated, and (ii) the Rollover Loans become due and payable on February 13, 1998.

                  WHEREAS, National is unable to satisfy these maturities and, accordingly, has requested the Banks to extend the maturities.

                  WHEREAS, if the Banks do not extend the maturities, the default under the Credit Agreement occasioned by National's failure timely to pay the maturities will, pursuant to Section 11(f) of the Note Purchase Agreement, constitute a default under the Note Purchase Agreement.

                  WHEREAS, at the request of National, by letter agreement dated December 9, 1997, the Insurance Companies waived compliance with the provisions of Section 10.5(d) of the Note Purchase Agreements for the fiscal quarter ending on October 31, 1997 (the "Section 10.5(d) Waiver"), it being expressly understood and agreed in the December 9th letter agreement that any breach of such Section 10.5(d) for any fiscal quarter ending after October 31, 1997 shall be an Event of Default and is not waived.

                  WHEREAS, by letters dated January 26, 1998 and February 6, 1998, the Insurance Companies extended the Section 10.5(d) Waiver through February 5, 1998 and February 13, 1998, respectively, conditioned upon compliance by National with certain terms and conditions set forth in said letters (the "Waiver Extension").

                  WHEREAS, the Insurance Companies are willing to provide a further limited extension of the Waiver Extension on the terms and conditions contained herein.

                  WHEREAS, the Banks are willing to provide a limited extension of maturities on the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Subject to the remaining provisions hereof and except as provided in Section 4 below, the Banks agree to extend the maturities of all Rollover Loans, and the Insurance Companies agree to extend the Waiver Extension, until the Extension Termination Date.

                  2. Upon the execution hereof, National shall pay (i) to the Agent, for distribution to the Banks, all interest accrued through January 31, 1998 on the Credit Agreement Obligations at the contractual, non-default rates in accordance with the terms of the Credit Agreement, and (ii) to the Insurance Companies, all interest accrued through January 31, 1998 on the Note Obligations at the contractual non-default rates, in accordance with the terms of the Note Purchase Agreement..


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                  3. From and after January 31, 1998, interest will accrue on the unpaid balance of all Lender Obligations at a per annum rate (computed on the basis of a 360-day year of twelve 30-day months) equal to the higher of (i) the Floating Rate, and (ii) 7.66%. Interest will be payable to all Lenders monthly, in arrears, on the first business day of each month. From and after January 31, 1998 interest will accrue on the unpaid balance of any overdue Credit Agreement Obligation or Note Obligation at the rate applicable to such overdue Obligation under the terms of the Credit Agreement or Note Purchase Agreement, as the case may be.

                  4. National shall make principal payments to the Lenders and NBD on the following dates and in the following amounts:

                  February 13, 1998                  $500,000
                  February 20, 1998                  $500,000
                  March 6, 1998                      $500,000

Each principal payment will be distributed to the Lenders and NBD on a Pro Rata basis and will be applied by the Lenders against the Principal Obligations. Principal payments distributed to NBD in respect of the Reimbursement Obligation will be held by NBD as cash collateral to secure payment of the Reimbursement obligation until the Letters of Credit are drawn. If one or more Letters of Credit expires or is returned to NBD undrawn, NBD will distribute the cash collateral then held by NBD in respect of such Letter(s) of Credit to all Lenders (and, to the extent that other letters of Credit remain outstanding, to NBD) for reduction of Principal Obligations on a Pro Rata basis. The remaining balance of all Lender Obligations shall be due and payable in full on the Extension Termination Date; provided, however, that to the extent payment of the Note Obligations is voluntarily waived or extended by the Insurance Companies beyond the Extension Termination Date, the Extension Termination Date shall not constitute a "Settlement Date" for purposes of Section 8.6 of the Note Purchase Agreement.

                  5. Principal payments distributed to the Insurance Companies in accordance with paragraph 4 above shall constitute optional prepayments under and pursuant to Section 8.2 of the Note Purchase Agreement to which the Make-Whole Obligation applies in accordance with the terms and provisions of the Note Purchase Agreement; provided, however, that the make-Whole Obligation shall accrue interest as set forth in Paragraph 3 above and shall be payable subject to the provisions of paragraph 6 herein), with such interest, at the time of final maturity (whether by payment, prepayment, acceleration or otherwise) of the Notes; and provided further that with respect to the principal payments set forth above, and no other, the Insurance Companies hereby waive the notice, certificate and minimum amount provisions of Section 8.2 of the Note Purchase Agreement.
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                  6. National's Make-Whole Obligation shall be subordinate in priority to the full cash payment of all Senior Obligations (including all interest accrued and expenses incurred subsequent to the filing by National of a petition for relief under 11 U.S.C. ss.101 et. seq., regardless of whether such interest or expenses are allowed or allowable in such proceeding). National will not make, and the Insurance Companies will not accept, any cash payments in respect of the Make-Whole Obligation until the Senior Obligations have been paid in cash in full, provided that any non-cash payment received by the Insurance Companies shall be held as collateral for the repayment of all Senior Obligations until all Senior Obligations have been paid in cash in full, provided that, in the event the Senior Obligations are not paid in cash in full, such non cash payment (or the proceeds thereof, if the Lenders so elect) shall be distributed pro rata to the Lenders for application to the Senior Obligations. With respect to Reimbursement Obligations, "paid in full" shall mean either that the Letters of Credit have been terminated and any Reimbursement Obligations have been paid in full in cash, or with respect to any outstanding Letters of Credit, that such Letters of Credit have been fully cash collateralized. The foregoing contractual subordination of the Make-Whole Obligation is solely for the benefit of the holders of the Senior Obligations and may not be asserted by any other creditor of National whether under the theory of third-party beneficiary or otherwise.

                  7. National shall update the Lenders, no less frequently than weekly, concerning the Special Committee's progress with its investigation which updates shall take the form of oral reports to counsel and, at the request of the Lenders, to the Lenders. National shall deliver to the Lenders the Special Committee Report immediately upon its completion.

                  8. National may, in its discretion and during the term of this Extension, pay up to $141,000 in principal obligations due on one or more of the Tax Notes. Except for these payments on the Tax Notes (and principal payments to the Lenders and NBD), National will not, during the term of this Extension, make principal payments on any other Indebtedness.

                  9. Notwithstanding any prior or future waiver of defaults by the Lenders, (i) National will promptly pay the monthly statements for the reasonable fees and expenses incurred on behalf of the Lenders by, and will also fund retainers (in amounts satisfactory to the Lenders) for, the firms of Policano & Manzo, L.L.C., O'Melveny & Myers LLP, and Sidley & Austin, and (ii) during the period between January 20 and March 6, 1998 (but without waiving or limiting the Lenders' rights to reimbursement of fees and expenses as provided in the Note Purchase Agreement and Credit Agreement). National will reimburse each Lender for its reasonable fees and expenses (including reasonable fees and expenses for outside and in-house counsel) incurred by such Lender in connection with such Lender's loans to National in accordance with the terms of the Credit Agreement and the Note Purchase Agreement, as the case may be.

                  10. Except for the provisions of paragraphs 3,4, and 6 above,
(i) the provisions of this Extension apply solely to the specific payments, waivers and extensions expressly provided for herein, and each of the parties hereto preserves all other rights and remedies, and (ii) the terms and provisions of the Credit Agreement, the Letter of Credit applications and reimbursement agreements executed in connection with the Letters of Credit, the Note Purchase Agreement and the Notes, together with all instruments and documents executed in connection with those agreements, shall remain in full force and effect, and all of the parties' rights and remedies under such instruments and documents are expressly preserved.

                  11. This Extension shall be binding upon any successors and assigns of the parties hereto.

                  12. This Extension is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Illinois applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


NATIONAL AUTO CREDIT, INC.

By:
   -----------------------------------

Its
   -----------------------------------



                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            as Administrative Agent and as a
                                            Lender

                                            By:
                                               ---------------------------------
                                            Its
                                               ---------------------------------

                                            MORGAN GUARANTY TRUST COMPANY OF
                                            NEW YORK,  as Documentation Agent
                                            and as a Lender

                                            By:
                                               ---------------------------------
                                            Its
                                               ---------------------------------


                                            THE BANK OF NEW YORK

                                            By:
                                               ---------------------------------
                                            Its
                                               ---------------------------------



                                            FIRST UNION NATIONAL BANK
                                            (formerly known as First Union
                                            National Bank of North Carolina)

                                            By:
                                               ---------------------------------
                                            Its
                                               ---------------------------------


                                            THE HUNTINGTON NATIONAL BANK

                                            By:
                                               ---------------------------------
                                            Its
                                               ---------------------------------

                                            ALLSTATE LIFE INSURANCE COMPANY

                                            By:
                                               ---------------------------------
                                            Its
                                               ---------------------------------


                                            CONNECTICUT GENERAL LIFE INSURANCE
                                            COMPANY BY CIGNA INVESTMENTS, INC.

                                            By:
                                               ---------------------------------
                                            Its
                                               ---------------------------------


                                            CONNECTICUT GENERAL LIFE INSURANCE
                                            COMPANY ON BEHALF OF ONE OR MORE
                                            SEPARATE ACCOUNTS BY CIGNA
                                            INVESTMENTS, INC.

                                            By:
                                               ---------------------------------
                                            Its
                                               ---------------------------------


                                            PRINCIPAL MUTUAL LIFE INSURANCE
                                            COMPANY

                                            By:
                                               ---------------------------------
                                            Its
                                               ---------------------------------

                                            By:
                                               ---------------------------------
                                            Its
                                               ---------------------------------


                                            NEW YORK LIFE INSURANCE COMPANY

                                            By:
                                               ---------------------------------
                                            Its
                                               ---------------------------------


                                            NEW YORK LIFE INSURANCE AND ANNUITY
                                            CORPORATION
                                            BY NEW YORK LIFE INSURANCE COMPANY

                                            By:
                                               ---------------------------------
                                            Its
                                               ---------------------------------

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                                            LINCOLN NATIONAL LIFE INSURANCE
                                            COMPANY

                                            By:
                                               ---------------------------------
                                            Its
                                               ---------------------------------


                                            LINCOLN LIFE & ANNUITY COMPANY OF
                                            NEW YORK

                                            By:
                                               ---------------------------------
                                            Its
                                               ---------------------------------


                                            NBD BANK

                                            By:
                                               ---------------------------------
                                            Its
                                               ---------------------------------



                                            NAC, INC.

                                            By:
                                               ---------------------------------
                                            Its
                                               ---------------------------------


                                            NAC INVESTMENT COMPANY

                                            By:
                                               ---------------------------------
                                            Its
                                               ---------------------------------